NEWS RELEASE

Upstream Biosciences Inc. provides corporate update

Calgary, Alberta, November 12, 2010: Upstream Biosciences Inc. (Pink Sheets: UPBS) (the "Company") is pleased to provide an update of the Company's activities during the last 12 months.

Company’s Management

On December 4, 2009 Dexster Smith resigned as an officer and director of the Company. On December 14, 2009, Joel Bellenson, Dr. Greert Cauwenbergh and Jeffrey Bacha resigned from all positions with the Company and Mike McFarland was appointed as the Company’s sole officer and director.

Disclosure Documents

The Company has been working with its advisors and auditors to restate and re-file its financial statements for the periods from March 31, 2006 to March 31, 2009 to satisfy its reporting obligations with the Securities and Exchange Commission. The Company is also working on completing all outstanding disclosure documents. The Company has not filed any annual or interim reports since its interim report for the quarter ended June 30, 2009. The Company anticipated that all financial statements and disclosure documents will be filed by November 30, 2010.

Patents

The Company has re-filed all of its provisional patents with the United States Patent and Trademark Office.  These provisional patents include:

•	US Provisional Patent 61/366,902 - Thyroid Cancer Susceptibility Gene
•	US Provisional Patent 61/366,904 - Three-Dimensional Genetic-Variant QSAR Methods
•	US Provisional Patent 61/366,905 - Ovarian Cancer Susceptibility Gene
•	US Provisional Patent 61/366,907 - Prostate Cancer Prognosis Gene
•	US Provisional Patent 61/366,908 - Liver Cancer Susceptibility Gene
•	US Provisional Patent 61/366,910 - In Vivo Assay, Database and Software Algorithm For Using Liver Enzyme CIS-Regulatory Allelic Binding Affinities to Profile and Predict a Haplotype's Drug Response
•	US Provisional Patent 61/366,532 - Anti-Parasitic Compounds and Methods for Selection Thereof

Strategic Alternatives

The Company continues to review various financing and restructuring options to enable it to further develop its current assets. The Company is also exploring new strategic opportunities that can supplement its current holdings. The Company cautions that it has not entered into any definitive agreements and accordingly, there are no assurances that the Company will enter into any transaction.

About Upstream Biosciences, Inc.

Founded in 2004, Upstream Biosciences Inc. is a biotechnology company focusing on the research and development of genetic diagnostics for cancer susceptibility & drug response and novel compounds for tropical parasitic diseases.

For more information, please visit www.upstreambio.com or contact Investor Relations at 403-537-2516.

Disclaimer for Forward-Looking Statements

This press release contains projections and forward-looking information that involve various risks and uncertainties regarding future events, such as the statement that the Company anticipates the filing of all outstanding disclosure documents by November 30, 2010.  Such forward-looking information can include statements based on current expectations involving a number of risks and uncertainties and are not guarantees of future performance.  There are numerous risks and uncertainties that could cause actual results and the Company’s  plans and objectives to differ materially from those expressed in the forward-looking information, including: (i) the inability to obtain an audit report for the restated financial statements; (ii) a delay in the preparation of the financial statements and outstanding disclosure documents; and (iii) additional comments from the Securities and Exchange Commission.  Actual results and future events could differ materially from those anticipated in such information. These and all subsequent written and oral forward-looking information are based on estimates and opinions of management on the dates they are made and are expressly qualified in their entirety by this notice.  Except as required by law, the Company does not intend to update these forward-looking statements.